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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

FIRST NATIONAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Dear Shareholder:	November 30, 2005
On July 27, 2005, the Board of Directors of First National Bancshares, Inc. entered into an agreement to merge with Whitney Holding Corporation (Nasdaq: WTNY). Under the terms of the merger agreement, each shareholder of First National will receive approximately $34.64 per share in Whitney common stock and/or cash. The aggregate cash available for all shareholders is limited to 35% of the total transaction value of approximately $120,000,000. This cash limitation is designed to preserve the tax deferred status of the transaction for those that choose stock as their consideration. However, except for affiliates of First National (directors, executive officers and greater than 5% shareholders), there will be no limitation on the sale of the stock after the closing. The transaction is subject to the approval of the shareholders of First National Bancshares and the appropriate regulatory agencies and other customary closing conditions.
Whitney Holding Corporation is a $9.4 billion bank holding company headquartered in New Orleans. It is the parent of Whitney National Bank which was established in 1883. It has offices throughout the five-state Gulf Coast region stretching from Houston, Texas, across southern Louisiana and the coastal region of Mississippi, to central and south Alabama, the panhandle of Florida, and the metropolitan area of Tampa, Florida. Last year, Whitney acquired its first Florida west coast bank when it acquired Madison Bank of Palm Harbor in northern Pinellas County. First National will become its second acquisition in the Tampa Bay area.
Before agreeing to the transaction, the First National Board of Directors evaluated its options very carefully. It weighed the opportunity of accepting this financially attractive offer against remaining independent and attempting to be successful in a very competitive marketplace. The Board believes this transaction offers a superior financial reward for you, our shareholders. The Board felt it chose the best course for First National’s shareholders, customers, employees and local community.
Subsequent to the execution of the merger agreement, hurricanes Katrina and Rita hit the Gulf Coast. As you would expect, Whitney was impacted by hurricane Katrina and to a lesser extent by hurricane Rita. As a result of those storms, Whitney assessed the damage to its facilities and expensed the deductibles associated with its insurance coverage during the third quarter. Whitney stated in its September 30 quarterly financial filings with the SEC that it expects to incur some continuing storm-related expenses for the next several quarters, which are expected to be substantially covered by insurance. While it is too early to assess with precision the storms’ ultimate effect on loan collections, Whitney made an evaluation of its loan portfolio at the end of the third quarter. As a result of its loan portfolio evaluation, Whitney provided for its best estimate of losses inherent in the portfolio as of quarter end. Whitney will continue to evaluate its loan portfolio quarterly and make appropriate adjustments to its allowance for loan losses. The hurricanes, while affecting Whitney’s stock price, will not impact the financial value of the transaction to First National shareholders, assuming Whitney stock continues to trade at $28.29 or above.
Upon completion of the year-end audits for both companies, a proxy statement/prospectus will be prepared for mailing to our shareholders. This will include an updated fairness opinion from First National’s investment advisor, Hovde Financial, LLC of Chicago. It is anticipated that the proxy statement/prospectus will be mailed to the shareholders in early March. This document will describe the transaction in detail and intends to call for a shareholder meeting in early April. Assuming shareholder and regulatory approval, we expect to close the transaction in mid to late April.
The Board remains enthusiastic about this opportunity and will keep you updated on progress toward completion of the proposed merger. We look forward to seeing you at the meeting.
Respectfully,

Francis I. duPont, III	Glen W. Fausset
Chairman of the Board	President

Where You Can Find Additional Information about This Transaction
First National Bancshares will file a Proxy Statement, Whitney will file a Registration Statement on Form S-4, and both companies will file other relevant documents concerning the merger with the SEC. First National Bancshares will mail the Proxy Statement/Prospectus to its shareholders. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
You may obtain copies of all documents filed with the SEC regarding this transaction and Whitney’s Form 10Q for the period ended September 30, 2005, free of charge, at the SEC’s website (www.sec.gov). In addition, you may also obtain these documents, free of charge, from Whitney by contacting Investor Relations, Whitney Holding Corporation, P. O. Box 61260, New Orleans, LA 70161-1260, and from First National Bancshares, Inc. by contacting Angela O’Reilly, Senior Vice President, 4770 State Road 64 East, Bradenton, FL 34208. This letter to shareholders does not constitute an offer to buy, or a solicitation to sell, shares of any security or the solicitation of any proxies from shareholders of the Company.
Participants in This Transaction
For information regarding persons who may be deemed participants in the solicitation of proxies from shareholders in connection with this transaction, see First National Bancshares’ Current Report on Form 8-K filed on July 28, 2005.
Forward Looking Statements
This letter may contain “forward-looking statements” within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of the more important assumptions include statements about the benefits of the merger between First National Bancshares and Whitney, including future financial and operating results, First National Bancshares’ and Whitney’s plans, objectives, expectations and intentions. Additionally, other assumptions include expectations about overall economic conditions, expectations about the movement of interest rates, reliance on existing or anticipated changes in laws and regulations, adverse movements and volatility in debt and equity capital markets, political conditions and related actions by the United States military, and expectations about the nature and level of competition and changes in customer behavior and customer preferences. Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that future results will differ materially from what is stated in or implied by such forward-looking statements. First National Bancshares and Whitney caution the reader to consider this risk. First National Bancshares and Whitney undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or for any other reason. For further information regarding either company, please read First National Bancshares and Whitney reports filed with the Securities and Exchange Commission and available at www.sec.gov.